                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 38                                  Trade Date: 09/30/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 10/03/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is October 1, 2002


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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UEL4              $5,704,000.00              5.00%                  10/15/17                 100%

Interest Payment
   Frequency                                                                  Dates and terms of redemption
  (begin date)          Survivor's Option      Subject to Redemption         (including the redemption price)
----------------        -----------------      ---------------------         --------------------------------
    04/15/03                   Yes                     Yes                             100% 10/15/03
 semi-annually                                                                   semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------           -------------           -----------          ------------------        -----------
 $5,597,050.00             $106,950.00               $3.50             ABN AMRO Financial
                                                                          Services, Inc.
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